SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2002

ZALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-04129	75-0675400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane, Irving, Texas	75038-1003

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 580-4000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events.

     On July 17, 2002, Zale Corporation (the “Company”) announced a stock repurchase program pursuant to which the Company, from time to time and at management’s discretion, may purchase throughout the upcoming fiscal year up to an aggregate of $50 million of Zale common stock on the open market.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1 Press Release issued by the Company on July 17, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION Registrant

Date: July 17, 2002	By:	/s/ Mark R. Lenz Mark R. Lenz Senior Vice President, Controller (principal accounting officer of the registrant)

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by the Company on July 17, 2002.